UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WLDN	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2026, Willdan Energy Solutions, Inc. (“Energy Solutions”), a wholly owned subsidiary of Willdan Group, Inc. (“Willdan”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Mantis NewCo, LLC (“Seller”), pursuant to which Seller agreed to sell one hundred percent of the issued and outstanding equity securities (the “Subject Securities”) of Mantis Intermediate Holdings, LLC (the “Intermediate”) to Energy Solutions (the “Transaction”).

Pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, Seller will sell the Subject Securities to Energy Solutions for a base purchase price of $285,000,000 (the “Base Purchase Price”), which is subject to adjustment, in cash (as described in the immediately following sentence). As set forth in the Purchase Agreement, the Base Purchase Price will be (i) increased by the amount of Working Capital Adjustment (as defined in the Purchase Agreement) if Closing Working Capital (as defined in the Purchase Agreement) is greater than Target Working Capital (as defined in the Purchase Agreement), (ii) increased by the amount of any Cash (as defined in the Purchase Agreement), (iii) decreased by the amount of Working Capital Adjustment if Target Working Capital is greater than Closing Working Capital, (iv) decreased by the amount of any Indebtedness (as defined in the Purchase Agreement) unpaid as of immediately prior to the Closing (as defined in the Purchase Agreement) and (v) decreased by the amount of any Transaction Expenses (as defined in the Purchase Agreement) as of immediately prior to the Closing.

The Closing is subject to the satisfaction or waiver of certain conditions, including, among others: (i) the accuracy of representations and warranties of, and performance of covenants by, the other party (in each case, subject to certain qualifications, if applicable), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and there is no agreement in effect with any Governmental Authority (as defined in the Purchase Agreement) that would prevent the Closing and (iii) the absence of any law or order that prohibits the Transaction or makes illegal the consummation of the Closing. Under the Purchase Agreement, the Closing will occur on October 30, 2026, or the third business day after all closing conditions are satisfied or waived (other than closing conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or waiver at the Closing).

In the Purchase Agreement, each of Seller and Energy Solutions have made customary representations and warranties and have agreed to customary covenants relating to the Transaction, including, among other things, covenants (i) with respect to the conduct of Intermediate and direct and indirect controlled subsidiaries during the period between the execution of the Purchase Agreement and consummation of the Transaction, (ii) regarding using reasonable best efforts to obtain governmental and regulatory approvals and (iii) requiring Energy Solutions to use its reasonable best efforts to obtain Debt Financing (as defined in the Purchase Agreement) on the terms and conditions described in the Debt Commitment Letter (as defined in the Purchase Agreement).

Under the Purchase Agreement, Willdan absolutely, unconditionally and irrevocably guarantees to Seller, the full and punctual payment, performance and discharge of all of Energy Solutions’ obligations under the Purchase Agreement, including payment of the Adjusted Purchase Price (as defined in the Purchase Agreement), performance of Energy Solutions’ financing obligations, payment of amounts owed in connection with financing cooperation, and all other monetary obligations of Energy Solutions. Under the Purchase Agreement, Willdan has made customary representations and warranties of a guarantor.

Energy Solutions has obtained a commitment for, and conditionally bound, “representations and warranties” insurance, which will provide coverage for certain breaches of representations and warranties of Seller contained in the Purchase Agreement, subject to certain deductibles, exclusions, policy limits and certain other terms and conditions.

There are representations and warranties contained in the Purchase Agreement which were made by the parties to each other as of specific dates. The Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Willdan, Energy Solutions, Intermediate or Seller. The assertions embodied in these representations and warranties were made solely for the benefit of the parties and solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Willdan’s public disclosures.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The exhibits listed in the Exhibits Index below are filed as part of this report.

Exhibit No.	Document

2.1	Membership Interest Purchase Agreement, dated September 22, 2026, by and among Mantis NewCo, LLC, Willdan Energy Solutions, Inc. and Willdan Group, Inc.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: September 23, 2026	By:	/s/ Creighton K. Early
Creighton K. Early
Chief Financial Officer and Executive Vice President (Principal Financial Officer)